EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements No. 333-134097, No. 333-124136, No. 333-114020 and No. 333-110517 of Genitope Corporation on Form S-8 and in Registration Statements No. 333-128357 and No. 333-121303 of Genitope Corporation on Form S-3 of our report dated March 14, 2007, relating to the financial statements of Genitope Corporation (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the change in accounting for stock-based compensation upon adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, effective January 1, 2006), and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Genitope Corporation for the year ended December 31, 2006.
/s/ Deloitte & Touche LLP
San Francisco, California
March 14, 2007

Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-134097, No. 333-124136, No. 333-114020 and No. 333-110517) and on Form S-3 (No. 333-128357 and No. 333-121303) of Genitope Corporation of our report dated March 30, 2006 relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
San Jose, California
March 14, 2007